Exhibit 5.1

[SQUIRE SANDERS (US) LLP LETTERHEAD]

May 13, 2013

Consumers Bancorp, Inc.

614 E. Lincoln Way

Minerva Ohio 44657

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Consumers Bancorp, Inc., a bank holding company incorporated in the State of Ohio (the “Company”) in connection with the registration of 655,668 subscription rights, each to purchase 0.3173 shares of the Company’s common stock, without par value (the “Subscription Rights”), and 655,668 shares of the Company’s common stock, without par value (the Common Shares”), issuable upon exercise of the Subscription Rights (the “Subscription Shares”), on a Registration Statement on Form S-1 (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2013, as amended, pursuant to the Securities Act of 1933, as amended (the “Act”). In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

(i)	The Registration Statement and the related form of prospectus (the “Prospectus”) included therein in the form in which it was transmitted to the Commission under the Act;
(ii)	the Amended and Restated Articles of Incorporation of the Company as certified by the Secretary of State of the State of Ohio on April 23, 2013 (collectively, the “Articles”);
(iii)	The Amended and Restated Code of Regulations of the Company (the “Regulations”), certified as of a recent date by an officer of the Company;
(iv)	A certificate executed by an officer of the Company, dated as of the date hereof; and
(iv)	Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering this opinion, we have assumed, without any independent investigation, that: (i) all Documents that have been submitted to us as originals are authentic, (ii) all Documents that have been submitted to us as certified or photostatic copies conform to authentic, original documents, (iii) all persons executing any of the Documents examined or relied upon by us had the capacity to sign such Documents, (iv) all signatures on the Documents are genuine, (v) all representations, warranties, statements and information contained in the Documents are true and complete, and (vi) upon the issuance of any of the Common Shares, the total number of shares issued and outstanding will not exceed the number of such shares the Company is then authorized to issue under the Articles.

Based on the foregoing, having regard for such legal considerations as we have deemed relevant, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)        the issuance of the Subscription Rights has been duly authorized by the Company and, upon issuance as described in the Prospectus, the Subscription Rights will be legally issued and binding obligations of the Company; and

(2)        the Subscription Shares have been duly authorized and, assuming issuance in connection with the Subscription Rights in accordance with the terms thereof, including payment to the Company of the exercise price for such Subscription Shares in full, such Subscription Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Ohio, and we do not express any opinion herein concerning any other laws. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Ohio. This opinion is given on the basis of the law and the facts existing as of the date hereof. We assume no obligation to advise you of changes in matters of fact or law which may thereafter occur. Our opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Squire Sanders (US) LLP